Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials volume in metric tons)

Metric Tons (in thousands)*

	2008	2009	2010	2011	2012
January	45.5	37.0	40.3	41.6	45.6
February	46.0	33.3	40.3	38.5	45.5
March	45.5	34.5	44.6	45.1	49.4
April	47.2	34.4	47.9	42.2	41.1
May	46.0	34.8	46.6	43.7	46.1
June	47.9	39.4	49.5	43.0	46.2
July	55.1	37.6	44.2	38.0	42.3
August	45.5	33.5	43.5	39.0
September	51.4	40.7	51.1	38.3
October	49.9	40.1	44.5	47.2
November	39.9	37.9	45.5	46.6
December	29.7	33.4	34.4	43.6

12 Month Rolling Average (in thousands)*

	2008	2009	2010	2011	2012
January	47.0	45.1	36.7	44.5	42.6
February	47.4	44.0	37.2	44.3	43.1
March	47.2	43.1	38.1	44.4	43.5
April	47.1	42.1	39.2	43.9	43.4
May	46.9	41.1	40.2	43.7	43.6
June	46.8	40.4	41.0	43.1	43.9
July	47.7	39.0	41.6	42.6	44.2
August	46.9	38.0	42.4	42.2
September	46.6	37.1	43.3	41.2
October	46.8	36.3	43.6	41.4
November	46.3	36.1	44.3	41.5
December	45.8	36.4	44.4	42.2

*NOTE:  On November 30, 2010, the Casting Solutions business was contributed into an expanded joint venture with Süd-Chemie and is no longer reflected in these numbers from December 2010 moving forward.  All information presented subsequent to September 2011 includes activity related to ISP's Elastomers business that was acquired on August 23, 2011.